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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333 and 333-73223) and on Form S-8 (File Nos. 33-38249, 33-26970, 333-03975,
333-33999, 333-34001, 333-69323, 333-74397, 333-75037 and 333-75713) of Tyco
International Ltd. of our report dated February 12, 1999 (except with respect to the matter disclosed in Note 18 -- Merger with Tyco International Ltd., as to which the date is April 2, 1999) on our audit of the consolidated balance sheets of AMP Incorporated and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998, the nine months ended September 30, 1997, and the year ended December 31, 1996, and the related financial statement schedule, which are not included herein.

                                          ARTHUR ANDERSEN LLP

May 28, 1999
Philadelphia, Pennsylvania